FORM 8-K

Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE 91-1506719

(State or other jurisdiction of (IRS Employer I.D. No.)

incorporation or organization)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Item 8.01 Other Events

SEATTLE, WASHINGTON...August 25, 2005...Todd Shipyards Corporation (NYSE:TOD) announced today that the National Oceanic and Atmospheric Administration ("NOAA") has awarded to its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific"), a $13,176,066 contract for the overhaul and conversion of the Ex USNS Capable ("Capable") (T-AGOS 16) which was transferred to NOAA by the United States Navy in September 2004.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated August 25, 2005.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2005.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel